UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   August 10, 2008
WENDY’S INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	001-08116 (Commission File Number)	31-0785108 (I.R.S. Employer Identification No.)

P.O. Box 256 4288 West Dublin-Granville Road Dublin, Ohio (Address of Principal Executive Offices)	43017 (Zip Code)
(614) 764-3100
(Registrant’s telephone number, including area code)
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On August 10, 2008, Wendy’s International, Inc. (“Wendy’s”) and American Stock Transfer and Trust Company, LLC entered into Amendment No. 3 (“Amendment No. 3”) to the Amended and Restated Rights Agreement, dated as of December 8, 1997, by and between Wendy’s and American Stock Transfer and Trust Company, LLC, as rights agent (as amended, the “Rights Agreement”). Amendment No. 3 extends the expiration date of Wendy’s preferred stock purchase rights (the “Rights”) issued under the Rights Agreement from the close of business on August 10, 2008, to the close of business on January 2, 2009 (the “Final Expiration Date”).
     Other than changing the Final Expiration Date, there were no changes to the terms of the Rights. A copy of Amendment No. 3 is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 3.03	Material Modification to Rights of Security Holders.
     The information set forth in Item 1.01 of this Current Report on Form 8-K, with respect to Amendment No. 3, is incorporated into this Item 3.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	Amendment No. 3 to Amended and Restated Rights Agreement, dated as of August 10, 2008, by and between Wendy’s International, Inc. and American Stock Transfer and Trust Company, LLC.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WENDY’S INTERNATIONAL, INC.
By:	/s/ Leon M. McCorkle, Jr.
Name: L. M. McCorkle, Jr.
Title: Executive Vice President, General Counsel & Secretary

Date:	August 11, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amendment No. 3 to Amended and Restated Rights Agreement, dated as of August 10, 2008, by and between Wendy’s International, Inc. and American Stock Transfer and Trust Company, LLC.